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Exhibit 99.1

[LETTERHEAD OF CITIGROUP GLOBAL MARKETS INC.]

The Board of Directors
American Realty Capital Healthcare Trust, Inc.
405 Park Avenue
New York, NY 10022

The Board of Directors:

        We hereby consent to the inclusion of our opinion letter, dated June 1, 2014, to the Board of Directors of American Realty Capital Healthcare Trust, Inc. ("HCT") as Annex C to, and reference thereto under the headings "Summary—Opinion of HCT's Financial Advisor" and "The Merger—Opinion of HCT's Financial Advisor" in, the proxy statement/prospectus relating to the proposed merger involving HCT and Ventas, Inc. ("Ventas"), which proxy statement/prospectus forms a part of the Registration Statement on Form S-4 of Ventas (the "Registration Statement"). By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,
/s/ CITIGROUP GLOBAL MARKETS INC. CITIGROUP GLOBAL MARKETS INC.

September 16, 2014

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  Exhibit 99.1
[LETTERHEAD OF CITIGROUP GLOBAL MARKETS INC.]